Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2021, except for the effects of the stock split discussed in Note 2 to the financial statements, as to which the date is May 20, 2021, in the Registration Statement (Form S-1) and related Prospectus of FIGS, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Los Angeles, California

September 13, 2021